Exhibit 10.7

EXECUTION COPY

CANADIAN PLEDGE AND SECURITY AGREEMENT

dated as of March 24, 2005

among

PROGRESS RAIL CANADA CORPORATION
and
PROGRESS RAIL TRANSCANADA CORPORATION
as Canadian Grantors

and

GE CANADA FINANCE HOLDING COMPANY
as Canadian Collateral Agent

CDN PLEDGE AND SECURITY AGREEMENT

TABLE OF CONTENTS

SECTION 1 - DEFINITIONS		1
1.1	Terms Defined in Credit Agreement	1
1.2	Terms Defined in PPSA	2
1.3	Additional Definitions	2
1.4	Definitions; Interpretation	11

SECTION 2 – GRANT OF SECURITY		12
2.1	Grant of Security	12
2.2	Excluded Collateral	13
2.3	Attachment of Security Interest	13

SECTION 3 – SECURITY FOR OBLIGATIONS		14
3.1	Security for Obligations	14
3.2	Continuing Liability under Collateral	14

SECTION 4 – REPRESENTATIONS AND WARRANTIES AND COVENANTS		14
4.1	Generally	14
4.2	Equipment and Inventory	18
4.3	Receivables Contracts	19
4.4	Pledged Equity Interests	20
4.5	Pledged Debt	22
4.6	Deposit Accounts	23
4.7	Investment Related Property Generally	25
4.8	Material Contracts	28
4.9	Letter of Credit Rights	28
4.10	Intellectual Property	29

SECTION 5 – ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES; ADDITIONAL GRANTORS		33
5.1	Access; Right of Inspection	33
5.2	Further Assurances	33
5.3	Additional Canadian Grantors	35

SECTION 6 – COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT		35
6.1	Power of Attorney	35

SECTION 7 – REMEDIES		37
7.1	Generally	37
7.2	Appointment of Receiver	40
7.3	Application of Proceeds	41
7.4	Sales on Credit	41
7.5	Investment Related Property	42
7.6	Intellectual Property	43
7.7	Cash Proceeds	46

SECTION 8 – CANADIAN COLLATERAL AGENT		46

i

SECTION 9 – CONTINUING SECURITY INTEREST; TRANSFER OF SECURED OBLIGATIONS		48

SECTION 10 – STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM		48

SECTION 11 – INDEMNITY AND EXPENSES		49

SECTION 12 – MISCELLANEOUS		49
12.1	Reinstatement	49
12.2	Notices	50
12.3	Expenses	50
12.4	Amendments and Waivers	50
12.5	Successors and Assigns	50
12.6	Independence of Covenants	50
12.7	Survival of Representations, Warranties and Agreements	51
12.8	Severability	51
12.9	GOVERNING LAW	51
12.10	CONSENT TO JURISDICTION	51
12.11	WAIVER OF JURY TRIAL	52
12.12	Counterparts	52
12.13	Effectiveness	52
12.14	Entire Agreement	52
12.15	Receipt of Copy of Agreement	53
12.16	Choice of Language	53

SCHEDULE I – GENERAL INFORMATION

SCHEDULE II – COLLATERAL LOCATIONS

SCHEDULE III – INVESTMENT RELATED PROPERTY

SCHEDULE IV – EXCLUDED DEPOSIT ACCOUNTS

SCHEDULE V – LETTERS OF CREDIT

SCHEDULE VI – INTELLECTUAL PROPERTY

ANNEX I – PLEDGE SUPPLEMENT

ANNEX II – NEW CANADIAN GRANTOR PLEDGE SUPPLEMENT

ii

This CANADIAN PLEDGE AND SECURITY AGREEMENT, dated as of March 24, 2005 (this “Agreement”), is made between Progress Rail Canada Corporation and Progress Rail Transcanada Corporation (each, a “Canadian Grantor”), and GE Canada Finance Holding Company acting in the capacity of Canadian collateral agent for the benefit of the Canadian Secured Parties (in such capacity, the “Canadian Collateral Agent”).

RECITALS:

WHEREAS reference is made to that certain Credit Agreement, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Progress Rail Services Holdings Corp. (the “Parent”), each of the domestic subsidiaries of Parent party thereto (such subsidiaries, together with the Parent, the “U.S. Borrowers”), Progress Rail Canada Corporation, Progress Rail Transcanada Corporation (the ‘‘Canadian Borrowers”, and together with the U.S. Borrowers, the “Borrowers”), the Issuing Banks, General Electric Capital Corporation (“GECC”), as U.S. Administrative Agent, GE Canada Finance Holding Company, as Canadian Administrative Agent, the Lenders and the other parties thereto from time to time;

WHEREAS each Canadian Grantor will realize substantial direct and indirect benefits as a result of the transactions contemplated by the Credit Agreement;

WHEREAS subject to the terms and conditions of the Credit Agreement, certain Canadian Grantors may enter into one or more Swap Agreements with one or more Canadian Lenders or Affiliates of Canadian Lenders;

WHEREAS certain Canadian Grantors may from time to time receive, accept or obtain Banking Services; and

WHEREAS in consideration of the extensions of credit and other accommodations of the Canadian Lenders and GECC (and their respective Affiliates) pursuant to the Credit Agreement, the Swap Agreements and the Banking Services, respectively, each Canadian Grantor has agreed to grant a security interest in substantially all of its assets to secure all Canadian Secured Obligations (as defined herein) as more specifically set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each Canadian Grantor and the Canadian Collateral Agent agree as follows:

SECTION 1 - DEFINITIONS

1.1                               Terms Defined in Credit Agreement

Terms defined in the Credit Agreement and not otherwise defined in Section 1.2 or Section 1.3 have, as used herein, the respective meanings provided for therein.

1.2                               Terms Defined in PPSA

Terms defined in the PPSA and used herein shall, unless otherwise defined herein, have the same meaning as ascribed to such term in the PPSA, including “Accessions”, “Account”, “Chattel Paper”, “Document of Title”, “Goods”, “Intangible”, “Instruments”, “Money”, “Security”, “financing statement” and “financing change statement”. However, the term “Goods” when used herein shall not include “consumer goods” as that term is defined in the PPSA.

1.3                               Additional Definitions

In this Agreement the following terms shall have the following meanings:

(1)                                  “Account Debtor” shall mean each Person who is obligated on a Receivable.

(2)                                  “Accounts” shall mean, with respect to any Canadian Grantor, all “accounts,” as such term is defined in the PPSA, now owned or hereafter acquired by such Canadian Grantor and, in any event, shall include all accounts due or accruing due and all agreements, books, accounts receivable, other receivables, book debts, claims and demand of every nature and kind and other forms of monetary obligations (other than forms of monetary obligations evidenced by Chattel Paper, Securities or Instruments) now owned or hereafter received or acquired by or belonging or owing to such Canadian Grantor, whether or not yet earned by performance on the part of such Canadian Grantor and all invoices, letters, documents and papers recording, evidencing or relating thereto.

(3)                                  “Additional Canadian Grantors” shall mean those additional Persons that may become parties to this Agreement as additional Canadian Grantors, by executing a counterpart agreement in form and substance satisfactory to the Canadian Collateral Agent.

(4)                                  “Agreement” shall have the meaning set forth in the preamble.

(5)                                  “Blocked Account” shall have the meaning set forth in Section 4.6(2)(a).

(6)                                  “Blocked Account Agreement” shall mean, with respect to any Collateral Deposit Account of a Canadian Grantor (other than Excluded Deposit Accounts), a blocked account agreement between such Canadian Grantor, each applicable depository bank and the Canadian Collateral Agent, all in form and substance satisfactory to the Canadian Collateral Agent, acting reasonably.

(7)                                  “Canadian Collateral Account” shall mean an account in the name of the Canadian Borrowers subject to a Blocked Account Agreement.

(8)                                  “Canadian Collateral Agent” shall have the meaning set forth in the preamble.

(9)                                  “Canadian Collection Account” shall have the meaning set forth in Section 4.6(2)(c).

(10)                            “Canadian Concentration Account” shall have the meaning set forth in Section 4.6(2)(a).

(11)                            “Canadian Secured Obligations” shall mean all Canadian Obligations.

(12)                            “Cash Proceeds” shall mean all proceeds of any Collateral consisting of cash, cheques and other near-cash items.

(13)                            “Chattel Paper” (i) shall mean all “chattel paper” as defined in the PPSA and (ii) shall include all chattel paper in which any Canadian Grantor now or hereafter has an interest, and any part of such interest.

(14)                            “CIPO” shall mean the Canadian Intellectual Property Office, or any other ministry, department, agency or subdivision of the Government of Canada succeeding to the powers and responsibilities of the Canadian Intellectual Property Office.

(15)                            “Collateral” shall have the meaning set forth in Section 2.1.

(16)                            “Collateral Deposit Account” shall have the meaning set forth in Section 4.6(1)(a).

(17)                            “Collateral Records” shall mean books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

(18)                            “Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

(19)                            “Compliance Date” shall mean, as to any Canadian Grantor, the date that is the latest of: (i) the Effective Date, (ii) the last day of the last Fiscal Quarter of the Canadian Borrowers, (iii) the date such Canadian Grantor becomes an Additional Canadian Grantor in accordance with Section 5.3 hereof and (iv) with respect to any amendment or supplement to any Schedule hereto delivered by such Canadian Grantor, the date on which such Canadian Grantor amended or supplemented such Schedule

(20)                            “Contracts” shall mean any contracts, agreements, indentures, policies of insurance, licenses, commitments, entitlements, engagements or other arrangements, whether written or unwritten, to which any Canadian Grantor is now or hereafter a party or has a benefit, right, or in which any Canadian Grantor now or hereafter has an interest.

(21)                            “Copyright Licenses” shall mean any and all agreements granting any right in, to or under any Copyright (whether such Canadian Grantor is licensee or licensor thereunder) including, without limitation, each such agreement referred to in Schedule VI (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder).

(22)                            “Copyrights” shall mean (i) all copyrights arising under the laws of Canada, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule VI, as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in CIPO, (ii) all extensions, continuations, reversions and renewals thereof, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof, including, without limitation, the right to receive all income, royalties, proceeds and damages therefore, whether now or hereafter due or payable, and (v) all payments and royalties and rights to payments and royalties arising out of the sale, lease, license, assignment, or other disposition thereof.

(23)                            “Credit Agreement” shall have the meaning set forth in the preamble.

(24)                            “Deposit Account” shall mean any demand, time, savings, passbook or like account maintained with a depository institution.

(25)                            “Documents of Title” (i) shall mean all “documents of title” as defined in the PPSA and (ii) shall include all documents of title, whether negotiable or non-negotiable, including, without limitation, all warehouse receipts and bills of lading, in which any Canadian Grantor now or hereafter has an interest, and any part thereof.

(26)                            “Dominion Event” shall occur (i) in the event that, at any time, Availability is less than US$35,000,000 and (ii) at the discretion of the Canadian Collateral Agent, upon the occurrence of an Event of Default.

(27)                            “Equipment” shall mean: (i) all “equipment” as defined in the PPSA, (ii) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, and tools (in each case, regardless of whether characterized as equipment under the PPSA), (iii) all fixtures and (iv) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing.

(28)                            “Excluded Deposit Accounts” shall mean Deposit Accounts specifically listed on Schedule IV hereto under the heading “Excluded Deposit Accounts”, it being understood that the balance of any such Excluded Deposit Accounts shall not at any time exceed US$50,000 individually or US$250,000 in aggregate for all such Excluded Deposit Accounts or, if the

Excluded Deposit Accounts are denominated in Canadian Dollars, the Canadian Dollar Equivalent of such respective amounts.

(29)                            “Goods” (i) shall mean all “goods” as defined in the PPSA and (ii) shall include, without limitation, all Inventory, Equipment, fixtures and Software Embedded In Goods.

(30)                            “Indemnitee” shall mean the Canadian Collateral Agent, and its Affiliates’ officers, partners, directors, trustees, employees and agents.

(31)                            “Insolvency Statutes” shall mean, collectively, the Bankruptcy and Insolvency Act (Canada) and the Companies’ Creditors Arrangement Act (Canada), as now and hereafter in effect, or any successor statute.

(32)                            “Instruments” (i) shall mean all “instruments” as defined in the PPSA and (ii) shall include all letters of credit, advices of and all other instruments in which any Canadian Grantor now or hereafter has an interest, and any part thereof.

(33)                            “Insurance” shall mean: (i) all insurance policies covering any or all of the Collateral (regardless of whether the Canadian Collateral Agent is the loss payee thereof) and (ii) any key man life insurance policies.

(34)                            “Intangibles” (i) shall mean all “intangibles” as defined in the PPSA and (ii) shall include, without limitation, all interest rate or currency protection or hedging arrangements, all tax refunds, all rights in action, and all licenses, permits, concessions and authorizations, (in each case, regardless of whether characterized as intangibles under the PPSA).

(35)                            “Intellectual Property” shall mean all rights, title and interests in or relating to intellectual property and industrial property arising under any requirement of law and all IP Ancillary Rights relating thereto, including all Copyrights, Patents, Trademarks, Internet Domain Names, Trade Secrets, Software and Intellectual Property Licenses.

(36)                            “Intellectual Property Licenses” shall mean all contractual obligations (and all related IP Ancillary Rights), whether written or oral, granting any right, title and interest in of relating to any Intellectual Property, including but not limited to, the Copyright Licenses, Patent Licenses, Trademark Licenses, Trade Secret Licenses and Software Licenses.

(37)                            “Inventory” shall mean: (i) all “inventory” as defined in the PPSA and (ii) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in any Canadian Grantor’s business; and all goods which are returned to or repossessed by any Canadian Grantor, and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the PPSA).

(38)                            “Investment Accounts” shall mean the Collateral Account and Deposit Accounts.

(39)                            “Investment Related Property” shall mean all of the following: all (i) Pledged Equity Interests, (ii) Pledged Debt, (iii) the Investment Accounts.

(40)                            “IP Ancillary Rights” shall mean, with respect to any other Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and Liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.

(41)                            “Lock Box Agreement” shall have the meaning set forth in Section 4.6(2)(a).

(42)                            “Lock Boxes” shall have the meaning set forth in Section 4.6(2)(a).

(43)                            “Material Contract” shall mean any contract or other arrangement to which any Canadian Grantor is a party for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

(44)                            “Material Intellectual Property” shall mean Intellectual Property that is owned by or licensed to a Canadian Grantor and material to the conduct of any Canadian Grantor’s business.

(45)                            “Money” shall mean “money” as defined in the PPSA.

(46)                            “Non-Assignable Contract” shall mean any agreement, contract or license to which any Canadian Grantor is a party that by its terms purport to restrict or prevent or penalize the assignment or granting of a security interest therein (either by its terms or by any applicable law).

(47)                            “Non-payment Contract” means any Contract to which any Canadian Grantor is a party other than any Contract where the Account Debtor’s principal obligation is a monetary obligation; provided that Non-payment Contracts shall not include any Receivables Contracts.

(48)                            “Patent Licenses” shall mean all agreements granting any right in, to, or under any Patent (whether such Canadian Grantor is licensee or licensor thereunder) including without limitation, each such agreement referred to in Schedule VI (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder).

(49)                            “Patents” shall mean all letters patent of Canada and foreign patents and certificates of invention, or similar industrial property rights, now or hereafter in force, including, but not limited to each such patent referred to in Schedule VI (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder), and with respect to any and all of the foregoing, (i) all applications therefore including, without limitations, such patent applications referred to in Schedule VI (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder), (ii) all reissues, divisionals, continuations, continuations-in-part, extensions, renewals, and reexaminations of the foregoing, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described therein, (v) all rights to sue at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof, including, without limitation, the right to receive all income, royalties, proceeds and damages therefore, whether now or hereafter due or payable, and (vi) all payments and royalties and rights to payments and royalties arising out of the sale, lease, license, assignment, or other disposition thereof.

(50)                            “Permitted Sale” shall mean those sales, transfers or assignments permitted by Section 6.03 of the Credit Agreement, but only so long as the proceeds of such sales, transfers or assignments are applied in accordance with clauses (b) and (c) of Section 2.12 of the Credit Agreement.

(51)                            “Pledged Alternative Equity Interests” shall mean (i) all participation or other interests in any equity or profits of any business entity and the certificates, if any, representing such interests, (ii) all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests and (iii) any other warrant, right or option to acquire any of the foregoing; provided that Pledged Alternative Equity Interests shall not include any Pledged Stock, Pledged Partnership Interests, Pledged LLC Interests and Pledged Trust Interests.

(52)                            “Pledged Debt” shall mean (i) all indebtedness for borrowed money owed to such Canadian Grantor, whether or not evidenced by any instrument or promissory note, including, without limitation, all indebtedness described on Schedule III under the heading “Pledged Debt” (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder), (ii) all monetary obligations owing to any Canadian Grantor from any other Canadian Grantor the instruments evidencing any of the foregoing, and (iii) all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

(53)                            “Pledged Equity Interests” shall mean all Pledged Stock, Pledged NSULC Stock, Pledged LLC Interests, Pledged Partnership Interests, Pledged Trust Interests and Pledged Alternative Equity Interests.

(54)                            “Pledged LLC Interests” shall mean all interests in any limited liability company including, without limitation, all limited liability company interests listed on Schedule III under the heading “Pledged LLC Interests” (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder) and the certificates, if any, representing such limited liability company interests and any interest of such Canadian Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and any other warrant, right or option to acquire any of the foregoing.

(55)                            “Pledged NSULC Stock” shall mean all Pledged Stock of a Person that is a Nova Scotia unlimited liability company, now owned or hereafter acquired by a Canadian Grantor.

(56)                            “Pledged Partnership Interests” shall mean all interests in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all partnership interests listed on Schedule III under the heading “Pledged Partnership Interests” (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder) and the certificates, if any, representing such partnership interests and any interest of such Canadian Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and any other warrant, right or option to acquire any of the foregoing.

(57)                            “Pledged Stock” shall mean all shares of capital stock owned by such Canadian Grantor, including, without limitation, all shares of capital stock described on Schedule III under the heading “Pledged Stock” (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder), and the certificates, if any, representing such shares and any interest of such Canadian Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares and any other warrant, right or option to acquire any of the foregoing.

(58)                            “Pledged Trust Interests” shall mean all interests in a Delaware business trust or other trust including, without limitation, all trust interests listed on Schedule III under the heading “Pledged Trust Interests” (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder) and the certificates, if any, representing such trust interests and any interest of such Canadian Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests and any other warrant, right or option to acquire any of the foregoing.

(59)                            “PPSA” shall mean the Personal Property Security Act (Ontario), including the regulations thereto, provided that, if perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder on the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security as in effect in a jurisdiction other than Ontario, “PPSA” means the Personal Property Security Act or such other applicable legislation as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

(60)                            “Proceeds” (i) shall mean all “proceeds” as defined in the PPSA, (ii) shall include payments or distributions made with respect to any Investment Related Property and (iii) shall include whatever is receivable or received when Collateral or proceeds are sold, leased, licensed, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

(61)                            “Receivables” or “Receivables Contracts” shall mean all (i) Accounts, (ii) Chattel Paper, (iii) Instruments and (iv) to the extent not otherwise covered above, all other rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, regardless of how classified under the PPSA together with all of Canadian Grantors’ rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and all Receivables Records; provided that Receivables Contracts shall not include any Investment Related Property.

(62)                            “Receivables Records” shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables Contracts, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables Contracts, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables Contracts, whether in the possession or under the control of Canadian Grantor or any computer bureau or agent from time to time acting for Canadian Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or agents thereof, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or non-written forms of information related in any way to the foregoing or any Receivable.

(63)                            “Representation Date” shall mean each of (i) the date hereof, (ii) each date on which a Borrowing is made and (iii) each date on which any Letter of Credit is issued, amended, renewed or extended.

(64)                            “Securities” (i) shall mean “securities” as defined in the PPSA and (ii) shall include any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

(65)                            “Software” shall mean any and all computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code; databases and compilations, including any and all data, databases and collections of data, whether machine readable or otherwise; descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons; and all configurations and documentation including user manuals and other training materials related to any of the foregoing, including, without limitation, any such programs referred to in Schedule VI (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder).

(66)                            “Software Embedded in Goods” means, with respect to any Goods, any computer program embedded in Goods and any supporting information or documentation provided in connection with the program if (i) the program is associated with the Goods in such a manner that it customarily is considered part of the Goods or (ii) by becoming the owner of the Goods a person acquires a right to use the program in connection with the Goods.

(67)                            “Software Licenses” shall mean any and all agreements granting any right in or to any Software (whether such Canadian Grantor is licensee or licensor thereunder) including, without limitation, each such agreement referred to in Schedule VI (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder).

(68)                            “Trade Secret Licenses” shall mean any and all agreements granting any right in or to any Trade Secret (whether such Canadian Grantor is licensee or licensor thereunder) including, without limitation, each such agreement referred to in Schedule VI (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder).

(69)                            “Trade Secrets” shall mean all trade secrets and all other confidential or proprietary information and know-how, whether or not reduced to a writing or other tangible form, now or hereafter in force, owned or used in, or contemplated at any time for use in, the business of any

Canadian Grantor (all of the foregoing being collectively called a “Trade Secret”), including with respect to any and all of the foregoing: (i) all documents and things embodying, incorporating, or referring in any way thereto, (ii) all rights to sue at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof, including, without limitation, the right to receive all income, royalties, proceeds and damages therefore, whether now or hereafter due or payable, and (iii) all payments and royalties and rights to payments and royalties arising out of the sale, lease, license, assignment, or other dispositions thereof.

(70)                            “Trademark Licenses” shall mean any and all agreements granting any right in or to any Trademark (whether such Canadian Grantor is licensee or licensor thereunder) including, without limitation, each such agreement referred to in Schedule VI (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder).

(71)                            “Trademarks” shall mean all federal, provincial and foreign trademarks, service marks, certification marks, collective marks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, trade styles, logos, other source or business identifiers, designs and general intangibles of a like nature, rights of publicity and privacy pertaining to the names, likeness, signature and biographical data of natural persons, now or hereafter in force, and, with respect to any and all of the foregoing: (i) all registrations and recordation thereof and all applications in connection therewith including, but not limited to, such registrations and applications referred to in Schedule VI (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder), (ii) all renewals and extensions thereof (iii) the goodwill of the business associated therewith and symbolized thereby, (iv) all rights corresponding thereto throughout the world, (v) all rights to sue at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof, including, without limitation, the right to receive all income, royalties, proceeds and damages therefore, whether now or hereafter due or payable, and (vi) all payments and royalties and rights to payments and royalties arising out of the sale, lease, license assignment or other disposition thereof.

1.4                               Definitions; Interpretation

References to “Sections,” “Annexes” and “Schedules” shall be to Sections, Annexes and Schedules, as the case may be, of this Agreement unless otherwise specifically provided. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as

“without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. If any conflict or inconsistency exists between this Agreement and the Credit Agreement, the Credit Agreement shall govern. All references herein to provisions of the PPSA shall include all successor provisions under any subsequent version or amendment to any Article of the PPSA.

SECTION 2 – GRANT OF SECURITY

2.1                               Grant of Security

Each Canadian Grantor hereby grants to the Canadian Collateral Agent a security interest and continuing lien on all of such Canadian Grantor’s right, title and interest in, to and under all personal property of such Canadian Grantor including, but not limited to the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (all of which being hereinafter collectively referred to as the “Collateral”):

(a)                                  all Accounts;

(b)                                 all Deposit Accounts;

(c)                                  all Goods;

(d)                                 all Chattel Paper;

(e)                                  all Documents of Title;

(f)                                    all Equipment;

(g)                                 all Insurance

(h)                                 all Intangibles;

(i)                                     all Instruments;

(j)                                     all Intellectual Property;

(k)                                  all Inventory;

(l)                                     all Investment Related Property;

(m)                               all Money;

(n)                                 all Non-payment Contracts;

(o)                                 all Receivables Contracts and Receivable Records;

(p)                                 all Collateral Records;

(q)                                 to the extent not otherwise included above, Material Contracts, motor vehicles and other personal property of any kind and all Collateral Support relating to any of the foregoing;

(r)                                    all property of such Canadian Grantor held by any Canadian Secured Party, including all property of every description, in the custody of or in the transit to such Canadian Secured Party for any purpose;

(s)                                  to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing; and

(t)                                    all other personal property not otherwise described above.

2.2                               Excluded Collateral

The security interest granted under Section 2.1 shall not attach to (the following property collectively referred to as the “Excluded Property”) (a) any lease, license, contract, property rights or agreement to which each Canadian Grantor is a party or any of its rights or interests thereunder if the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Canadian Grantor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to any relevant jurisdiction or any other applicable law (including the Insolvency Statutes) or principles of equity), or (b) applications filed at CIPO to register trademarks or service marks on the basis of any Canadian Grantor’s “intent to use” such trademarks or service marks unless and until the filing of a “Statement of Use” or “Amendment to Allege Use” has been filed and accepted, whereupon such applications shall be automatically subject to the Lien granted herein and deemed included in the Collateral.

2.3                               Attachment of Security Interest

Each Canadian Grantor and the Canadian Collateral Agent hereby acknowledge that (a) value has been given, (b) such Canadian Grantor has rights in the Collateral in which it has granted a security interest and (c) this Agreement constitutes a security agreement as that term is defined in the PPSA.

SECTION 3 – SECURITY FOR OBLIGATIONS

3.1                               Security for Obligations

This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under the Insolvency Statutes), of all Canadian Secured Obligations.

3.2                               Continuing Liability under Collateral

Notwithstanding anything herein to the contrary, (i) each Canadian Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Canadian Collateral Agent or any Canadian Secured Patry and (ii) each Canadian Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Canadian Collateral Agent nor any Canadian Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Canadian Collateral Agent nor any Canadian Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, (iii) the exercise by the Canadian Collateral Agent of any of its rights hereunder shall not release any Canadian Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

SECTION 4 – REPRESENTATIONS AND WARRANTIES AND COVENANTS

4.1                               Generally

(1)                                  Representations and Warranties.  Each Canadian Grantor hereby represents and warrants, on each Representation Date, that:

(a)                                  it owns or leases the Collateral purported to be owned or leased by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, and in each case holds such rights free and clear of any and all Liens, other than Liens permitted by Section 6.02 of the Credit Agreement, including, without limitation, Liens arising as a result of such Canadian Grantor becoming bound (as a result of merger or otherwise) as debtor under a security agreement entered into by another Person;

(b)                                 such Canadian Grantor has been duly organized as a corporation, limited liability company or limited partnership, as applicable, under the laws of its jurisdiction of organization or formation and remains duly existing as such;

(c)                                  such Canadian Grantor has not filed any certificates of domestication, transfer or continuance in any other jurisdiction;

(d)                                 the execution and delivery of this Agreement by such Canadian Grantor and the performance by it of its obligations under this Agreement are within its corporate, limited liability company or other powers and have been duly authorized by all necessary corporate or other action;

(e)                                  upon (i) the filing of all financing statements naming each Canadian Grantor as “debtor” and the Canadian Collateral Agent as “secured party” and describing the Collateral in the filing offices set forth opposite such Canadian Grantor’s name on Schedule I(E) (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder), (ii) the execution of Blocked Account Agreements with respect to the Blocked Accounts, and (iii) and the filing of the Canadian Railcar Security Agreement with the Office of the Registrar General of Canada, the security interests granted to the Canadian Collateral Agent hereunder constitute valid and perfected first priority Liens (subject only to Liens permitted by Section 6.02 of the Credit Agreement); provided that recording of this Agreement with CIPO may be necessary to perfect the security interest of the Canadian Collateral Agent in Intellectual Property; and the taking of actions outside Canada may be required in order to perfect the Canadian Collateral Agent’s Lien in foreign registered or applied-for Intellectual Property owned by each Canadian Grantor;

(f)                                    other than the financing statements filed in favour of the Canadian Collateral Agent, no effective financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office, including the filing office of the Office of the Registrar General of Canada, except for (x) financing statements for which proper financing change statements relating to their discharge have been delivered to the Canadian Collateral Agent for filing and (y) financing statements filed in connection with Liens permitted by Section 6.02 of the Credit Agreement;

(g)                                 no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for either (x) the pledge or grant by any Canadian Grantor of the Liens purported to be created in favour of the Canadian Collateral Agent hereunder or (y) the exercise by Canadian Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (1) for the filings contemplated by Section 4.1(l)(e) above and (2) as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Securities, or as may be required under laws pertaining to Intellectual Property, including the filing of this Agreement with CIPO;

(h)                                 all actions and consents, including all filings, notices, registrations and recordings necessary or desirable for the exercise by the Canadian Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect of the Collateral have been made or obtained, except for (x) the filing of the Canadian Railcar Security Agreement with the Office of the Registrar General of Canada with respect to Collateral which is rolling stock, or parts or accessories thereof, (y) the recording of the security interest with CIPO with respect to applications and registrations of Intellectual Property owned by each Canadian Grantor included in the Collateral and (z) the taking of actions outside Canada that may be required to perfect the Canadian Collateral Agent’s Lien in foreign registered or applied-for Intellectual Property owned by each Canadian Grantor included in the Collateral which is protected under non-Canadian law; provided that the exercise of remedies with respect to issued Patents, and registrations and applications for other Intellectual Property included in the Collateral may require additional recordings with the applicable Intellectual Property registries;

(i)                                     it has indicated on Schedule I(A) (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder): (w) the type of organization of such Canadian Grantor, (x) the jurisdiction of organization of such Canadian Grantor, (y) its organizational identification number and (z) the jurisdiction where the chief executive office or its sole place of business is, and for the one-year period preceding the date hereof has been, located;

(j)                                     the full legal name of such Canadian Grantor is as set forth on Schedule I(A) and it has not done, during the five (5) years immediately prior to the Effective Date, and does not do, business under any other name (including any trade-name or fictitious business name) except for those names set forth on Schedule I(B) (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder);

(k)                                  except as provided on Schedule I(C), it has not changed its name, jurisdiction of organization, chief executive office or sole place of business (or, if such Canadian Grantor is a natural person, principal residence or principal place of business) or its corporate structure in any way (e.g. by merger, consolidation, change in corporate form or otherwise) within the past five (5) years;

(1)                                  such Canadian Grantor has not within the last five (5) years become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, which has not heretofore been terminated other than the agreements identified on Schedule I(D) (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder);

(m)                               with respect to each agreement identified on Schedule I(D), it has indicated on Schedule I(A) and Schedule I(B) the information required pursuant to Sections 4.1(l)(h) and 4.1(l)(i) with respect to each Canadian Grantor under each such agreement;

(n)                                 all information supplied by any Canadian Grantor with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects; and

(o)                                 none of the Collateral constitutes, or is the Proceeds of, “consumer goods” (as defined in the PPSA) growing crops, the unborn young of animals, timber to be cut or minerals and hydrocarbons to be extracted.

(2)                                  Covenants and Agreements.  Each Canadian Grantor hereby covenants and agrees that:

(a)                                  except for the security interest created by this Agreement, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, except Liens permitted by Section 6.02 of the Credit Agreement, and such Canadian Grantor shall defend the Collateral against all Persons at any time claiming any interest therein;

(b)                                 it shall not produce, use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

(c)                                  it shall not change such Canadian Grantor’s name, identity, corporate structure (e.g. by merger, consolidation, change in corporate form or otherwise), sole place of business, chief executive office, type of organization or jurisdiction of organization or establish any trade names unless it shall have (a) notified the Canadian Collateral Agent in writing, by executing and delivering to the Canadian Collateral Agent a completed Pledge Supplement, substantially in the form of Annex I, together with all Supplements to Schedules thereto, without concurrently notifying the Collateral Agent of any such change or establishment, identifying such new proposed name, identity, corporate structure, sole place of business, chief executive office, jurisdiction of organization or trade name and providing such other information in connection therewith as the Canadian Collateral Agent may reasonably request and (b) taken all actions reasonably necessary or advisable to maintain the continuous validity, perfection and the same or better priority of the Canadian Collateral Agent’s security interest in the Collateral granted or intended to be granted and agreed to hereby; and

(d)                                 it shall not sell, transfer, assign, abandon or permit to lapse (by operation of law or otherwise) any Collateral except as permitted by the Credit Agreement.

4.2                               Equipment and Inventory

(1)                                  Representations and Warranties.  Each Canadian Grantor represents and warrants, on each Representation Date, that:

(a)                                  as of each Compliance Date, all of the Equipment and Inventory included in the Collateral is kept for the past five (5) years only at the locations specified in Schedule II (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder).

(2)                                  Covenants and Agreements.  Each Canadian Grantor covenants and agrees that:

(a)                                  it shall keep the Equipment and the Inventory (if any) included in the Collateral in the locations specified on Schedule II (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder) or otherwise disclosed as required by Section 5.01 of the Credit Agreement unless it shall have notified the Canadian Collateral Agent in writing, by executing and delivering to the Canadian Collateral Agent a completed Pledge Supplement, substantially in the form of Annex I, together with all Schedules thereto, identifying such new locations and providing such other information in connection therewith as the Canadian Collateral Agent may reasonably request; provided that the foregoing shall not restrict (i) movement of Equipment for repairs in the ordinary course of business or (ii) movement of Collateral with an aggregate value of less than US$500,000;

(b)                                 taken all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of the Canadian Collateral Agent’s security interest in the Collateral intended to be granted and agreed to hereby, or to enable the Canadian Collateral Agent to exercise and enforce its rights and remedies hereunder, with respect to such Equipment and Inventory;

(c)                                  to the extent any Inventory is included in the Collateral, it shall keep correct and accurate records of such Inventory, in a manner sufficient to allow for timely delivery of Borrowing Base Certificates and inventory reports required by section 5.01 of the Credit Agreement; and

(d)                                 with respect to any item of Equipment which is covered by a certificate of title under a statute of any jurisdiction under the law of which indication of a security interest on such certificate is required as a condition of perfection thereof, it shall, upon the request of the Canadian Collateral Agent, (A) provide information with respect to any such Equipment in excess of US$250,000 individually or US$1,000,000 in the aggregate, (B) assist the Collateral Agent with the execution and filing with the registrar of motor vehicles or other appropriate authority in such jurisdiction an application or other document requesting the notation or other indication of the security interest created hereunder on such certificate of title and take any other actions reasonably requested by the Canadian Collateral Agent in connection with noting or otherwise indicating the security interest created hereunder on such certificate of title, and (C) deliver to the Canadian Collateral Agent copies of all such applications or other documents filed during such calendar quarter and copies of all such certificates of title issued during such calendar quarter indicating the security interest created hereunder in the items of Equipment covered thereby.

4.3                               Receivables Contracts

(1)                                  Representations and Warranties.  Each Canadian Grantor represents and warrants, on each Representation Date, that:

(a)                                  no Account is evidenced by, or constitutes, an Instrument or Chattel Paper which has not been delivered to, or otherwise subjected to the control of, the Canadian Collateral Agent to the extent required by, and in accordance with Section 4.3(3); and

(b)                                 each Canadian Grantor has delivered to the Canadian Collateral Agent a complete and correct copy of each standard form of document under which an Eligible Account may arise.

(2)                                  Covenants and Agreements: Each Canadian Grantor hereby covenants and agrees that:

(a)                                  it shall keep and maintain at its own cost and expense satisfactory and complete records of the Receivables Contracts in a manner necessary to permit timely delivery of all reports required by Section 5.01 of the Credit Agreement;

(b)                                 it shall perform in all material respects all of its obligations with respect to the Receivables Contracts relating to Eligible Accounts;

(c)                                  it shall not amend, modify, terminate or waive any provision of any Receivable except in the ordinary course of business and in a manner which could not reasonably be expected to have a Material Adverse Effect. Other than in the ordinary course of business as generally conducted by it on and prior to the date hereof and except as otherwise provided in subsection (v) below, upon the occurrence and during the continuance of an Event of Default, such Canadian Grantor shall not (w) grant any extension or renewal of the time of payment of any Receivable, (x) compromise or settle any dispute, claim or legal proceeding with respect to any Receivable for less than the total unpaid balance thereof, (y) release, wholly or partially, any Person liable for the payment thereof, or (z) allow any credit or discount thereon; and

(d)                                 it shall mark conspicuously, in form and manner reasonably satisfactory to the Canadian Collateral Agent, all Chattel Paper and Instruments with a value in excess of US$250,000 individually or US$1,000,000 in aggregate (other than any delivered to the Canadian Collateral Agent as provided herein) with an appropriate reference to the fact that the Canadian Collateral Agent has a security interest therein.

(3)                                  Delivery and Control of Receivables Contracts.  With respect to any Receivables Contracts in excess of US$250,000 individually or US$1,000,000 in the aggregate that is evidenced by, or constitutes, Chattel Paper or Instruments, each Canadian Grantor shall cause each originally executed copy thereof to be delivered to the Canadian Collateral Agent (or its agent or designee) appropriately indorsed to the Canadian Collateral Agent or indorsed in blank: (i) with respect to any such Receivables Contracts in existence on the date hereof, on or prior to the date hereof and (ii) with respect to any such Receivables Contracts hereafter arising, within thirty (30) days of such Canadian Grantor acquiring rights therein. Any Receivable not otherwise required to be delivered or subjected to the control of the Canadian Collateral Agent in accordance with this Section 4.3(3) shall be delivered or subjected to such control upon request of the Canadian Collateral Agent.

4.4                               Pledged Equity Interests

(1)                                  Representations and Warranties.  Each Canadian Grantor hereby represents and warrants, on each Representation Date, that:

(a)                                  Schedule III (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder) sets forth under the headings “Pledged Stock,” “Pledged LLC Interests,” “Pledged Partnership Interests” and “Pledged Trust Interests,” respectively, all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by any Canadian Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule;

(b)                                 all of the Pledged Stock has been duly authorized, validly issued and is fully paid and nonassessable;

(c)                                  except as set forth on Schedule III(B) it has not acquired any equity interests of another entity within the past five (5) years;

(d)                                 it is the record and beneficial owner of the Pledged Equity Interests free of all Liens, rights or claims of other Persons other than Liens permitted by Section 6.02 of the Credit Agreement and, except as set forth in Schedule III there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests;

(e)                                  without limiting the generality of Section 4.1(l)(e), no consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary or desirable in connection with the creation, perfection or first priority status of the security interest of the Canadian Collateral Agent in any Pledged Equity Interests or the exercise by the Canadian Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof; and

(f)                                    none of the Pledged LLC Interests nor Pledged Partnership Interests are or represent interests in issuers that are: (a) registered as investment companies, (b) are dealt in or traded on securities exchanges or markets or (c) have opted to be treated as securities under the uniform commercial code of any jurisdiction.

(2)                                  Covenants and Agreements.  Each Canadian Grantor hereby covenants and agrees that:

(a)                                  without the prior written consent of the Canadian Collateral Agent, it shall not vote to enable or take any other action to: (a) amend or terminate any partnership agreement, limited liability company agreement, certificate of incorporation, by-laws or other organizational documents in any way that materially changes the rights of such Canadian Grantor with respect to any Investment Related Property or adversely affects the validity, perfection or priority of the Canadian Collateral Agent’s security interest, (b) permit any issuer of any Pledged Equity Interest to issue any additional stock, partnership interests, limited liability company interests or other equity interests of any nature unless such issuer shall contemporaneously cause such additional stock or equity interest to become Pledged Equity Interests hereunder or to issue securities convertible into or granting the right of purchase or exchange for any stock or other equity interest of any nature of such issuer, (c) other than as permitted under the Credit Agreement, permit any issuer of any Pledged Equity Interest to dispose of all or a material portion of their assets, (d) waive any default under or breach of any terms of organizational document relating to the issuer of any Pledged Equity Interest or the terms of any Pledged Debt except to the extent that such waiver (i) could not be reasonably expected to have a Material Adverse Effect and (ii) could not reasonably be expected to have any adverse affect on any Lender, Issuing Bank or Agent or their respective rights and remedies under the Loan Documents or their interests in the Collateral, or (e) cause any issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the PPSA) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the PPSA; provided that, if any issuer of any Pledged Partnership Interests or Pledged LLC Interests takes any such action in violation of the foregoing in this clause (c), such Canadian Grantor shall promptly notify the Canadian Collateral Agent in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish the Canadian Collateral Agent’s “control” thereof;

(b)                                 it shall comply with all of its material obligations under any partnership agreement or limited liability company agreement relating to Pledged Partnership Interests or Pledged LLC Interests and shall enforce all of its material rights with respect to any Investment Related Property; and

(c)                                  each Canadian Grantor consents to the grant by each other Canadian Grantor of a security interest in all Investment Related Property to the Canadian Collateral Agent and, without limiting the foregoing, consents to the transfer of any Pledged Equity Interest to the Canadian Collateral Agent or its nominee following an Event of Default and to the substitution of the Canadian Collateral Agent or its nominee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto. Any transferee or assignee of any Pledged Equity Interest shall become a holder of such interest to the same extent as the Canadian Grantor, entitled to participate in the management of the person and, upon the transfer of the entire interest of such Canadian Grantor, such Canadian Grantor shall, by operation of law, cease to be a holder of such Pledged Equity Interest.

4.5                               Pledged Debt

(1)                                  Representations and Warranties.  Each Canadian Grantor hereby represents and warrants, on the Effective Date and on the Representation Date, that, as of each Compliance Date, (i) Schedule III (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder) sets forth under the heading “Pledged Debt” all of the Pledged Debt owned by any Canadian Grantor in excess of US$250,000 and all of such Pledged Debt owed to such Canadian Grantor by any other Loan Party or the Subsidiary of any Loan Party has been duly authorized, executed or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof and is not in default and constitutes all of the issued and outstanding inter-company indebtedness evidenced by an instrument or certificated security of the respective issuers thereof owing to such Canadian Grantor and (ii) none of the Pledged Debt is evidenced by an instrument or certificated security, except for Pledged Debt which, in aggregate, is less than US$250,000.

(2)                                  Covenants and Agreements. Each Canadian Grantor hereby covenants and agrees that it shall notify the Canadian Collateral Agent of any default under any Pledged Debt that has caused, either in any case or in the aggregate, a Material Adverse Effect.

4.6                               Deposit Accounts

(1)                                  Representations and Warranties.  Each Canadian Grantor hereby represents and warrants, on each Representation Date, that:

(a)                                  Schedule III (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder) sets forth under the heading “Deposit Accounts”, all of the Deposit Accounts maintained by each Canadian Grantor in which all cash, cheques or similar payments relating or constituting payments made in respect of Receivables Contracts or other proceeds of Collateral will be deposited (as “Collateral Deposit Account”);

(b)                                 it is the sole account holder of each such Collateral Deposit Account and such Canadian Grantor has not consented to, and is not otherwise aware of, any Person (other than the Canadian Collateral Agent pursuant hereto) having either sole dominion or control over, or any other interest in, any such Collateral Deposit Account or any money or other property deposited therein; and

(c)                                  it has taken all actions necessary or desirable to establish the cash management arrangements specified in Section 4.6(2) over the Collateral Deposit Accounts, other than the Excluded Deposit Accounts.

(2)                                  Covenants and Agreements.  Each Canadian Grantor hereby covenants and agrees that:

(a)                                  on or before the Effective Date, each Canadian Grantor shall, (a) for each of its Collateral Deposit Accounts (other than the Excluded Deposit Accounts), enter execute and deliver a Blocked Account Agreement, and (b) establish lock box service (the “Lock Boxes”) with the bank(s) set forth on Schedule III under the heading “Lock Boxes”, which lock boxes shall be subject to irrevocable lockbox agreements in form and substance acceptable to the Canadian and shall be accompanied by (i) an acknowledgement by the bank where the Lock Box is located of the Lien of the Canadian Collateral Agent granted hereunder and (ii) an agreement to, upon notice by the Canadian Collateral Agent to the bank where the Lock Box is located, wire all amounts collected therein to the Collection Account (a “Lock Box Agreement”). Each of the Blocked Account Agreements and Lock Box Agreements, as applicable, shall require at all times during the effectiveness thereof, unless otherwise instructed by the Canadian Collateral Agent, the transfer, on each of the applicable bank’s business days, of all amounts in the Lock Boxes and Collateral Deposit Accounts to a concentration account for deposits in the applicable currency in the name of such Canadian Grantor (collectively, the “Canadian Concentration Accounts”) (such Collateral Deposit Accounts and Canadian Concentration Accounts, collectively the “Blocked Accounts”);

(b)                                 each Canadian Grantor shall direct all of its Account Debtors to forward payments directly to Lock Boxes subject to Lock Box Agreements. After the occurrence of a Dominion Event, the Canadian Collateral Agent shall have sole access to the Lock Boxes at all times and each Canadian Grantor shall take all actions necessary to grant the Canadian Collateral Agent such sole access. At no time after the occurrence of a Dominion Event shall any Canadian Grantor remove any item from a Lock Box or from a Collateral Deposit Account without the Canadian Collateral Agent’s prior written consent. If any Canadian Grantor should refuse or neglect to notify any Account Debtor to forward payments directly to a Lock Box subject to a Lock Box Agreement after notice from the Canadian Collateral Agent, the Canadian Collateral Agent shall be entitled to make such notification directly to the applicable Account Debtor.  If notwithstanding the foregoing instructions, any Canadian Grantor receives any Proceeds of any Receivables Contract, such Canadian Grantor shall receive such payments as the Canadian Collateral Agent’s trustee, and shall immediately deposit all cash, cheques or other similar payments related to or constituting payments made in respect of Receivables Contracts received by it to a Collateral Deposit Account;

(c)                                  the Canadian Collateral Agent shall establish a Canadian Dollar denominated account and a U.S. Dollar denominated account (each, a “Canadian Collection Account”), in the name of the Canadian Collateral Agent, or its appointee or agent in Canada maintained at a bank or financial institution in Canada acceptable to the Canadian Collateral Agent. The Canadian Collection Accounts shall be under the exclusive control of the Canadian Collateral Agent or its appointee or agent;

(d)                                 until a Dominion Event has occurred, all amounts in the Concentration Accounts shall be withdrawn and be remitted to, or as directed by, the Administrative Borrower from time to time, and the Canadian Collateral Agent shall withdraw amounts from the Canadian Collection Accounts and remit such amounts to, or as directed by the Administrative Borrower, from time to time;

(e)                                  after the occurrence of a Dominion Event, (i) all funds deposited into any Blocked Account shall be swept on a daily basis into the appropriately denominated Canadian Collection Account and (ii) the Canadian Collateral Agent shall hold and apply funds received into the Canadian Collection Accounts as provided by the terms of Section 7.3; and

(f)                                    before opening or replacing any Collateral Deposit Account, other Deposit Account, or establishing a new Lock Box, each Canadian Grantor shall (a) obtain the Canadian Collateral Agent’s consent in writing to the opening of such Deposit Account or Lock Box, and (b) cause each bank or financial institution in which it seeks to open such Deposit Account or Lock Box to enter into a Blocked Account Agreement with the Canadian Collateral Agent. In the case of Deposit Accounts or Lock Boxes maintained with Lenders, the terms of such Blocked Account Agreement shall be subject to the provisions of the Credit Agreement regarding setoffs.

(3)                                  All amounts deposited in the Canadian Collection Accounts shall be deemed received by the Canadian Collateral Agent in accordance with Section 2.20 of the Credit Agreement and shall, after having been credited in immediately available funds to the Canadian Collection Account, be applied (and allocated) by Canadian Collateral Agent in accordance with Section 2.20 of the Credit Agreement. In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Canadian Collection Account.

4.7                               Investment Related Property Generally

(1)                                  Covenants and Agreements.  Each Canadian Grantor hereby covenants and agrees that:

(a)                                  in the event it acquires rights in any Investment Related Property after the date hereof, it shall deliver to the Canadian Collateral Agent a completed Pledge Supplement, substantially in the form of Annex I, together with all Supplements to Schedules thereto, reflecting such new Investment Related Property and all other Investment Related Property. Notwithstanding the foregoing, it is understood and agreed that the security interest of the Canadian Collateral Agent shall attach to all Investment Related Property immediately upon any Canadian Grantor’s acquisition of rights therein and shall not be affected by the failure of any Canadian Grantor to deliver a supplement to Schedule III as required hereby;

(b)                                 except as provided in the next sentence, in the event such Canadian Grantor receives any dividends, interest or distributions on any Investment Related Property, or any securities or other property upon the merger, consolidation, liquidation or dissolution of any issuer of any Investment Related Property, then (a) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (b) such Canadian Grantor shall immediately take all steps, if any, necessary or advisable to ensure the validity, perfection, priority and, if applicable, control of the Canadian Collateral Agent over such Investment Related Property (including, without limitation, delivery thereof to the Canadian Collateral Agent) and pending any such action such Canadian Grantor shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of the Canadian Collateral Agent and shall be segregated from all other property of such Canadian Grantor. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, the Canadian Collateral Agent authorizes each Canadian Grantor to retain all ordinary cash dividends and distributions paid in accordance with Section 6.06 of the Credit Agreement, and all scheduled payments of interest; and

(c)                                  each Canadian Grantor shall take such additional actions, including, without limitation, causing the issuer to register the pledge on its books and records or making such filings or recordings, in each case as may be necessary or advisable, under the laws of such issuer’s jurisdiction to insure the validity, perfection and priority of the security interest of the Canadian Collateral Agent.  Upon the occurrence of an Event of Default, the Canadian Collateral Agent shall have the right, without notice to any Canadian Grantor except as set forth in Section 7.5(6), to transfer all or any portion of the Investment Related Property to its name or the name of its nominee or agent. In addition, the Canadian Collateral Agent shall have the right at any time, without notice to any Canadian Grantor, to exchange any certificates or instruments representing any Investment Related Property for certificates or instruments of smaller or larger denominations.

(2)                                  Delivery and Control.  Each Canadian Grantor agrees that with respect to any Investment Related Property in which it currently has rights it shall comply with the provisions of this Section 4.7(2) on or before the Representation Date and with respect to any Investment Related Property hereafter acquired by such Canadian Grantor it shall comply with the provisions of this Section 4.7(2) immediately upon acquiring rights therein, in each case in form and substance satisfactory to the Canadian Collateral Agent.  With respect to any Investment Related Property that is represented by a certificate or that is an “Instrument” (other than any Investment Related Property credited to a Securities Account) it shall cause such certificate or Instrument to be delivered to the Canadian Collateral Agent, endorsed in blank or accompanied by a duly executed transfer power. With respect to any Investment Related Property, other than Pledged NSULC Stock, that is an “uncertificated security”, it shall cause the issuer of such uncertificated security to register the Canadian Collateral Agent as the registered owner thereof on the books and records of the issuer.

(3)                                  Voting and Distributions.

(a)                                  So long as no Event of Default shall have occurred and be continuing:

(i)                                     except as otherwise provided under the covenants and agreements relating to Investment Related Property in this Agreement or elsewhere herein or in the Credit Agreement, each Canadian Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided, no Canadian Grantor shall exercise or refrain from exercising any such right if the Canadian Collateral Agent shall have notified such Canadian Grantor that, in the Canadian Collateral Agent’s reasonable judgment, such action would have a Material Adverse Effect on the value of the Investment Related Property or any part thereof; and provided further, such Canadian Grantor shall give the Canadian Collateral Agent at least five (5) Business Days prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right; it being understood, however, that neither the voting by such Canadian Grantor of any Pledged Stock for, or such Canadian Grantor’s consent to, the election of directors (or similar governing body) at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting, nor such Canadian Grantor’s consent to or approval of any action otherwise permitted under this Agreement and the Credit Agreement, shall be deemed inconsistent with the terms of this Agreement or the Credit Agreement within the meaning of this Section 4.7(3)(a)(i), and no notice of any such voting or consent need be given to the Canadian Collateral Agent; and

(ii)                                  the Canadian Collateral Agent shall promptly execute and deliver (or cause to be executed and delivered) to each Canadian Grantor all proxies, and other instruments as such Canadian Grantor may from time to time reasonably request for the purpose of enabling such Canadian Grantor to exercise the voting and other consensual rights when and to the extent which it is entitled to exercise pursuant to clause (i) above; and

(b)                                 upon the occurrence and during the continuation of an Event of Default:

(i)                                     subject to Section 7.5(6), all rights of each Canadian Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Canadian Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights; and

(ii)                                  in order to permit the Canadian Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (1) each Canadian Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Canadian Collateral Agent all proxies, dividend payment orders and other instruments as the Canadian Collateral Agent may from time to time reasonably request and (2) each Canadian Grantor acknowledges that the Canadian Collateral Agent may utilize the power of attorney set forth in Section 6.

4.8                               Material Contracts

(1)                                  Representations and Warranties.  Each Canadian Grantor hereby represents and warrants, on each Representation Date, that:

(a)                                  no Material Contract of such Canadian Grantor prohibits assignment or requires consent of or notice to any Person in connection with the assignment to the Canadian Collateral Agent hereunder, except such as has been given or made or is currently sought pursuant to Section 4.8(2)(b).

(2)                                  Covenants and Agreements. Each Canadian Grantor hereby covenants and agrees that:

(a)                                  in addition to any rights under Section 4.3 relating to Receivables Contracts, the Canadian Collateral Agent may at any time notify, or require such Canadian Grantor to so notify, the counterparty on any Material Contract of such Canadian Grantor of the security interest of the Canadian Collateral Agent therein. In addition, after the occurrence and during the continuance of an Event of Default, the Canadian Collateral Agent may upon written notice to the applicable Canadian Grantor, notify, or require such Canadian Grantor to notify, the counterparty to make all payments under the Material Contracts of such Canadian Grantor directly to the Canadian Collateral Agent;

(b)                                 with respect to any Non-assignable Contract, each Canadian Grantor shall, subject to applicable laws, within thirty (30) days of the date hereof with respect to any Non-Assignable Contract in effect on the date hereof and within thirty (30) days after entering into any Non-Assignable Contract after the Effective Date, request in writing the consent of the counterparty or counterparties to the Non-Assignable Contract pursuant to the terms of such Non-Assignable Contract or applicable law to the assignment or granting of a security interest in such Non-Assignable Contract to Canadian Collateral Agent and use its best efforts to obtain such consent as soon as practicable thereafter.

4.9                               Letter of Credit Rights

(1)                                  Representations and Warranties.  Each Canadian Grantor hereby represents and warrants, on each Representation Date, that:

(a)                                  all material letters of credit to which such Canadian Grantor has rights are listed on Schedule V (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder); and

(b)                                 it has obtained the consent of each issuer of any material letter of credit to which such Canadian Grantor has rights to the assignment of the proceeds of the letter of credit to the Canadian Collateral Agent.

(2)                                  Covenants and Agreements.  Each Canadian Grantor hereby covenants and agrees that with respect to any material letter of credit hereafter arising to which such Canadian Grantor has rights it shall obtain the consent of the issuer thereof to the assignment of the proceeds of the letter of credit to the Canadian Collateral Agent and shall deliver to the Canadian Collateral Agent a completed Pledge Supplement, substantially in the form of Annex I, together with all Supplements to Schedules thereto.

4.10                        Intellectual Property

(1)                                  Representations and Warranties.  Except as disclosed in Schedule VI(e) (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder), each Canadian Grantor hereby represents and warrants, on each Representation Date, that:

(a)                                  as of each Compliance Date, Schedule VI (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder) sets forth a true and complete list of the following Intellectual Property such Canadian Grantor owns or is licensed to use as of the Effective Date separately identifying Material Intellectual Property and material Software and including for each of the foregoing items (1) the owner, (2) the title, (3) the jurisdiction in which such item has been registered or otherwise arises or in which an application for registration has been filed, and (4) as applicable, the registration or application number and registration or application date. As of each Compliance Date, the Intellectual Property set forth on Schedule VI constitutes all of the Intellectual Property material to the business of such Canadian Grantor as currently conducted and as proposed to be conducted.

(b)                                 as of each Compliance Date, all Intellectual Property included in the Collateral is standing in the name of such Canadian Grantor as identified on Schedule VI;

(c)                                  as of each Compliance Date, such Canadian Grantor, and such Canadian Grantor owns or has the valid right to use the Intellectual Property used in or necessary to conduct its business free and clear of all Liens, claims, encumbrances and material licenses, granted by such Canadian Grantor, except for Liens permitted by Section 6.02 of the Credit Agreement and the Intellectual Property Licenses set

forth on Schedule VI (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder);

(d)                                 as of each Compliance Date, with the exception of the Trademarks listed in Schedule VI(c) all Material Intellectual Property owned by such Canadian Grantor and, to the best of such Canadian Grantor’s knowledge, licensed to such Canadian Grantor: (i) is valid, in full force and effect, subsisting, unexpired and enforceable and has not been abandoned and (ii) has not been adjudged invalid or unenforceable, in whole or in part, and such Canadian Grantor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each item of Intellectual Property set forth on Schedule VI, in full force and effect;

(e)                                  no action, investigation, suit, audit, claim, demand, order dispute or proceeding is pending or, to the best of such Canadian Grantor’s knowledge, threatened against such Canadian Grantor challenging the enforceability of, or such Canadian Grantor’s right to register, the validity of, or such Canadian Grantor’s right to own, use, or license any Material Intellectual Property;

(f)                                    to the knowledge of such Canadian Grantor, the conduct of such Canadian Grantor’s business does not infringe upon any Intellectual Property right owned or controlled by a third party; no claim is pending, or to the best of such Canadian Grantor’s knowledge, threatened, that the conduct of such Canadian Grantor’s business or the use of any Intellectual Property owned or used by such Canadian Grantor violates the asserted rights of any third party;

(g)                                 no third party is, to the best of such Canadian Grantor’s knowledge, infringing upon, misappropriating or otherwise violating any Intellectual Property owned or used by such Canadian Grantor, or any of its respective licensees, and no claims of infringement or other violation have been asserted by such Canadian Grantor that remain unresolved;

(h)                                 no settlement or consents, covenants not to sue, co-existence agreements, nonassertion assurances, or releases have been entered into by such Canadian Grantor, or to which such Canadian Grantor is bound, that materially adversely effect such Canadian Grantor’s rights to own or use any Intellectual Property;

(i)                                     such Canadian Grantor has not made or entered into any Contracts to assign, sell, transfer, or grant an option to assign, sell or transfer any Intellectual Property, that has not been terminated or released; and

(j)                                     there is no effective financing statement or other document or instrument now executed, or on file or recorded in any public office, granting a security interest in or otherwise encumbering any part of the Intellectual Property owned, used or held for use by such Canadian Grantor, other than in favour of the Canadian Collateral Agent.

(2)                                  Covenants and Agreements.  Each Canadian Grantor hereby covenants and agrees as follows:

(a)                                  such Canadian Grantor shall (and shall cause its licensees to) not do any act or omit to do any act whereby any of the Material Intellectual Property included in the Collateral may lapse, become abandoned, invalidated, harmed, become destroyed, dedicated to the public, unenforceable or otherwise impaired;

(b)                                 such Canadian Grantor shall promptly notify the Canadian Collateral Agent if it knows or has reason to know that any item of Intellectual Property included in the Collateral that is in use or is planned on being used in the future and has material value may become (a) forfeited, misused, abandoned or dedicated to the public or placed in the public domain, (b) invalid or unenforceable, or (c) subject to any adverse determination or development (including the institution of proceedings) in any action or proceeding at CIPO or any foreign counterpart thereof, or any court arbitral tribunal or regulatory agency, regarding the validity or enforceability of such Canadian Grantor’s ownership of, interest in, right to use, register, own or maintain any such item of Intellectual Property;

(c)                                  such Canadian Grantor shall (and shall cause all its licensees to) not knowingly do any act or omit to do any act to infringe, misappropriate, dilute, violate or otherwise impair the Intellectual Property of any other person;

(d)                                 such Canadian Grantor shall take all necessary and reasonable steps with CIPO or any foreign counterpart thereof, including the payment of applicable fees, to pursue any application for, and maintain any issued Patent and registration of, each Trademark, Patent and Copyright owned by such Canadian Grantor and which is now or shall become included in the Collateral, including, but not limited to, those items on Schedule VI (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder) except for those items of Intellectual Property that are no longer in use or planned on being used in the future and which have do not have material value;

(e)                                  in the event that any Intellectual Property owned by or exclusively licensed to such Canadian Grantor is infringed, misappropriated, diluted or otherwise violated by a third party, such Canadian Grantor shall promptly take all necessary and reasonable actions to stop such infringement, misappropriation, dilution or other violation and to protect its exclusive rights in such Intellectual Property, including, but not limited to, the initiation of a suit for injunctive relief and to recover damages;

(f)                                    such Canadian Grantor shall take all steps reasonably necessary to protect the secrecy of all material Trade Secrets, including, without limitation, entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents;

(g)                                 such Canadian Grantor shall promptly (but in no event more than thirty (30) days) report to the Canadian Collateral Agent of any and all of the following; (i) the filing by such Canadian Grantor or on its behalf of any application to register any Intellectual Property owned by such Canadian Grantor in whole or in part, with CIPO or any foreign counterpart thereof, (ii) the registration of any Intellectual Property owned by such Canadian Grantor in whole or in part by any such office, or (iii) the acquisition by such Canadian Grantor of any issued Patent, or application or registration of any other Intellectual Property, and (iv) the existence of any Contract granting an Intellectual Property License which is in the nature of a Contract described in Section Error! Reference source not found., and, in each case, such Canadian Grantor shall execute and deliver to the Canadian Collateral Agent a completed Pledge Supplement, substantially in the form of Annex I, together with all Supplements to Schedules thereto and signed counterparts of the Trademark Security Agreement, Patent Security Agreement, or Copyright Security Agreement, as applicable, together with all supplements to the schedules thereto; and any and all additional agreements, instruments, documents, and papers as the Canadian Collateral Agent may reasonably request to evidence the Canadian Collateral Agent’s and the Canadian Secured Parties’ security interest in such Intellectual Property;

(h)                                 except with the prior written consent of the Canadian Collateral Agent or as permitted under the Credit Agreement, such Canadian Grantor shall not execute, and there will not be on file in any public office, any financing statement or other document or instruments, except financing statements or other documents or instruments filed or to be filed in favour of the Canadian Collateral Agent and such Canadian Grantor shall not sell, assign, transfer, license, grant any option with respect to, or create any Lien upon, the Intellectual Property, except for Liens permitted by Section 6.02 of the Credit Agreement and the Lien created by and under this Agreement and the other Loan Documents;

(i)                                     such Canadian Grantor shall use best efforts to avoid the inclusion in any Intellectual Property License or any other material Contract regarding Intellectual Property to which it hereafter becomes a party, of provisions that would impair or prevent the creation of a security interest in, or the assignment of, such Canadian Grantor’s rights and interests under such Contract or in any Intellectual Property acquired under such Contracts; and

(j)                                     such Canadian Grantor shall use best efforts to continue to collect, at its own expense, all amounts and royalties due or to become due to such Canadian Grantor in respect of any Intellectual Property. In connection with such collections, such Canadian Grantor may take (and, at the Canadian Collateral Agent’s reasonable direction, shall take) such action as such Canadian Grantor or the Canadian Collateral Agent may deem reasonably necessary or advisable to enforce collection of such amounts. Notwithstanding the foregoing, the Canadian Collateral Agent shall have the right at any time, to notify, or require any Canadian Grantor to notify, any obligors with respect to any such amounts of the existence of the security interest created hereby.

SECTION 5 – ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES; ADDITIONAL GRANTORS

5.1                               Access; Right of Inspection

The Canadian Collateral Agent and its representatives shall have the right to enter any premises of any Canadian Grantor during normal business hours, and upon the occurrence and continuance of an Event of Default, at any time, and inspect any property of each Canadian Grantor where any of the Collateral of such Canadian Grantor granted pursuant to this Agreement is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

5.2                               Further Assurances

Each Canadian Grantor agrees that from time to time, at the expense of such Canadian Grantor, that it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or desirable, or that the Canadian Collateral Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Canadian Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Canadian Grantor shall;

(a)                                  file such financing statements or financing change statements, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or desirable, or as the Canadian Collateral Agent may reasonably request, in order to perfect and preserve the Liens granted or purported to be granted hereby;

(b)                                 take all actions reasonably necessary to ensure the recordation of appropriate evidence of the Liens granted hereunder in Intellectual Property with any intellectual property registry in which said Intellectual Property is registered or in which an application for registration is pending including, without limitation, CIPO and the foreign counterparts thereof;

(c)                                  at any reasonable time, upon request by the Canadian Collateral Agent, assemble all or part of the Collateral as directed by the Canadian Collateral Agent and make it available to the Canadian Collateral Agent at a place to be designated by the Canadian Collateral Agent that is reasonably convenient to both parties and allow inspection of the Collateral by the Canadian Collateral Agent, or persons designated by the Canadian Collateral Agent; and

(d)                                 at the Canadian Collateral Agent’s request, appear in and defend any action or proceeding that may affect such Canadian Grantor’s title to or the Canadian Collateral Agent’s Lien in all or any part of the Collateral.

(2)                                  Each Canadian Grantor hereby authorizes the Canadian Collateral Agent to take all steps it deems reasonably necessary to maintain and preserve the Collateral, consistent with the Canadian Grantor’s obligations to do so hereunder, including, with respect to Intellectual Property included in the Collateral, the making of additional filings, the payment of maintenance fees, and the defense of challenges to the Canadian Grantor’s title or validity, all at the Canadian Grantor’s expense.

(3)                                  Each Canadian Grantor hereby authorizes the filing of any financing statements or financing change statements, or any similar document in any jurisdictions and with any filing offices as the Canadian Collateral Agent may determine, in its sole discretion, are necessary or advisable to perfect the Lien granted to the Canadian Collateral Agent under this Agreement. Such financing statements or financing change statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Canadian Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the Lien in the Collateral granted to the Canadian Collateral Agent under this Agreement, including, without limitation, describing such property as “all assets” or “all personal property, whether now owned or hereafter acquired.” Each Canadian Grantor shall furnish to the Canadian Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Canadian Collateral Agent may reasonably request, all in reasonable detail.

(4)                                  Each Canadian Grantor hereby authorizes the Canadian Collateral Agent to modify this Agreement after obtaining such Canadian Grantor’s approval of or signature to such modification by amending Schedule VI (as such schedule may be amended or supplemented from time to time in connection with the delivery of a Pledge Supplement hereunder) to include reference to any right, title or interest in any existing Intellectual Property or any Intellectual Property acquired or developed by any Canadian Grantor after the execution hereof.

5.3                               Additional Canadian Grantors

From time to time subsequent to the date hereof, additional Persons may become parties hereto as additional Canadian Grantors (each, an “Additional Canadian Grantor”), by executing and delivering to the Canadian Collateral Agent a completed Pledge Supplement, substantially in the form of Annex II. Upon delivery of any such counterpart agreement to the Canadian Collateral Agent, notice of which is hereby waived by Canadian Grantors, each Additional Canadian Grantor shall be a Canadian Grantor and shall be as fully a party hereto as if Additional Canadian Grantor were an original signatory hereto. Each Canadian Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Canadian Grantor hereunder, nor by any election of Canadian Collateral Agent not to cause any subsidiary of Canadian Grantors to become an Additional Canadian Grantor hereunder. This Agreement shall be fully effective as to any Canadian Grantor that is or becomes a party hereto regardless of whether any other Person become or fails to become or ceases to be a Canadian Grantor hereunder.

SECTION 6 – COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT

6.1                               Power of Attorney

(1)                                  Each Canadian Grantor hereby irrevocably appoints the Canadian Collateral Agent (such appointment being coupled with an interest) as such Canadian Grantor’s attorney-in-fact, with full authority in the place and stead of such Canadian Grantor and in the name of such Canadian Grantor, the Canadian Collateral Agent or otherwise, from time to time in the Canadian Collateral Agent’s discretion to take any action and to execute any instrument that the Canadian Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, the following:

(a)                                  to prepare, sign, and file for recordation in any Intellectual Property registry, appropriate evidence of the Lien granted herein in the Intellectual Property in the name of such Canadian Grantor as assignor or pledgor;

(b)                                 to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, upon the occurrence and continuance of an Event of Default access to pay or discharge taxes or Liens (other than Liens permitted by Section 6.02 of the Credit Agreement) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Canadian Collateral Agent in its sole discretion, any such payments made by the Canadian Collateral Agent to become obligations of such Canadian Grantor to the Canadian Collateral Agent, due and payable immediately without demand; and

(c)                                  Upon the occurrence and during the continuance of any Event of Default;

(i)                                     to obtain and adjust insurance required to be maintained by such Canadian Grantor or paid to the Canadian Collateral Agent pursuant to the Loan Documents;

(ii)                                  to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(iii)                               to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with Section 6.1(1)(b) above;

(iv)                              to file any claims or take any action or institute any proceedings that the Canadian Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Canadian Collateral Agent with respect to any of the Collateral; and

(v)                                 to sell, transfer, assign, lease, license, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Canadian Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Canadian Collateral Agent’s option and such Canadian Grantor’s expense, at any time or from time-to-time, all acts and things that the Canadian Collateral Agent deems reasonably necessary to protect, preserve, or realize upon the Collateral and the Canadian Collateral Agent’s security interest therein as fully and effectively as such Canadian Grantor might do.

(2)                                  The powers conferred on the Canadian Collateral Agent hereunder are solely to protect its interest in the Collateral and the interests of the Canadian Secured Parties and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Canadian Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.  The Canadian Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Canadian Collateral Agent accords its own property. Neither the Canadian Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Canadian Grantor or otherwise. If any Canadian Grantor fails to perform any agreement contained herein, the Canadian Collateral Agent may itself perform, or cause performance of, such agreement, and the expanses of the

Canadian Collateral Agent incurred in connection therewith shall be payable by each Canadian Grantor under Section 12.3 relating to the payment of expenses.

SECTION 7 – REMEDIES

7.1                               Generally

(1)                                  If any Event of Default shall have occurred and be continuing, the Canadian Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Canadian Collateral Agent on default under the PPSA (whether or not the PPSA applies to the affected Collateral) to collect, enforce or satisfy any Canadian Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

(a)                                  require any Canadian Grantor to, and each Canadian Grantor hereby agrees that it shall at its expense and promptly upon request of the Canadian Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Canadian Collateral Agent and make it available to the Canadian Collateral Agent at a place the Canadian Collateral Agent shall reasonably select;

(b)                                 enter onto the property where any Collateral is located through self-help, without any obligation to pay rent and take possession thereof with or without judicial process;

(c)                                  prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Canadian Collateral Agent deems appropriate; provided that processed, reconditioned, or repaired products that are sold under the Canadian Grantor’s Trademarks shall be of at least substantially comparable quality to the same products those sold under such Trademarks at the time of the Event of Default, and shall, if applicable, be labeled as “reconditioned”, or the like, to the extent required by law;

(d)                                 require that each Canadian Grantor store and keep any Collateral pending further action by the Canadian Collateral Agent, and while Collateral is so stored or kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain Collateral in good condition, and prior to its disposition, shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Canadian Collateral Agent; provided that the Canadian Collateral Agent shall not have any obligation to any Canadian Grantor to maintain or preserve the rights of any Canadian

Grantor as against third parties with respect to Collateral while Collateral is in the possession of the Canadian Collateral Agent;

(c)                                  seek the appointment of a receiver or keeper pursuant to Section 7.2 to take possession of the Collateral and to enforce any of the Canadian Collateral Agent’s remedies (for the benefit of the Canadian Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment; and

(f)                                    without notice, except as specified below or under the PPSA, sell, assign, lease, license (on an exclusive or nonexclusive basis, to the extent the Canadian Grantor has the lawful right to do so), or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Canadian Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Canadian Collateral Agent may deem best.

(2)                                  The Canadian Collateral Agent or any Canadian Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent to portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the PPSA and the Canadian Collateral Agent, as Canadian Collateral Agent for and representative of the Canadian Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the PPSA, to use and apply any of the Canadian Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Canadian Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Canadian Grantor, and each Canadian Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Canadian Grantor agrees that, to the extent notice of sale shall be required by law, at least fifteen (15) days notice to such Canadian Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Canadian Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Canadian Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Canadian Grantor agrees that it would not be commercially unreasonable for the Canadian Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Canadian Grantor hereby waives any claims against the Canadian Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Canadian

Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Canadian Secured Obligations, each Canadian Grantor shall be liable for the deficiency and the fees of any attorneys employed by the Canadian Collateral Agent to collect such deficiency. Each Canadian Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Canadian Collateral Agent, that the Canadian Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Canadian Grantor, and such Canadian Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Canadian Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way alter the rights of the Canadian Collateral Agent hereunder.

(3)                                  The Canadian Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Canadian Collateral Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely effect the commercial reasonableness of any sale of the Collateral.

(4)                                  To the extent that applicable laws impose duties on the Canadian Collateral Agent to exercise remedies in a commercially reasonable manner, each Canadian Grantor acknowledges and agrees that it is not commercially unreasonable for the Canadian Collateral Agent:

(a)                                  to fail to incur significant costs, expenses or other liabilities reasonably deemed as such by the Canadian Collateral Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition;

(b)                                 to fail to obtain Permits or other consents for access to Collateral to sell or otherwise dispose of or for the collection or sale or disposition of Collateral, or, if not required by other applicable law, to fail to obtain Permits or other consents for the collection or disposition of Collateral;

(c)                                  to fail to exercise remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on Collateral or to remove any adverse claims against Collateral;

(d)                                 to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature or to contact other Persons, whether or not in the same business as any Canadian Grantor, for expressions of interest in acquiring any of such Collateral;

(e)                                  to exercise collection remedies against Account Debtors and other Persons obligated on Collateral, directly or through the use of collection agencies or other collection specialists, to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature or, to the extent deemed appropriate by the Canadian Collateral Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Canadian Collateral Agent in the collection or disposition of any of the Collateral, or to utilize Internet sites that provide for the auction of assets of the types included in Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets to dispose of Collateral;

(f)                                  to dispose of assets in wholesale rather than retail markets;

(g)                                 to disclaim disposition warranties, such as title, possession or quiet enjoyment; and

(h)                                 to purchase insurance or credit enhancements to insure the Canadian Collateral Agent against risks of loss, collection or disposition of Collateral or to provide to the Canadian Collateral Agent a guaranteed return from the collection or disposition of Collateral.

(5)                                 Each Canadian Grantor acknowledges that the purpose of this clause is to provide a non-exhaustive list of actions or omissions that are commercially reasonable when exercising remedies against the Collateral and that other actions or omissions by the Canadian Secured Parties shall not be deemed commercially unreasonable solely on account of not being indicated in this clause. Without limitation upon the foregoing, nothing contained in this clause shall be construed to grant any rights to any Canadian Grantor or to impose any duties on the Canadian Collateral Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this clause.

7.2                              Appointment of Receiver

If an Event of Default shall have occurred and be continuing, the Canadian Collateral Agent may appoint or reappoint by instrument in writing, any Person or Persons, whether an officer or officers or an employee or employees of a Canadian Grantor or not, to be an interim receiver, receiver or receivers (hereinafter called a “Receiver”, which term when used herein shall include a receiver and manager) of such Collateral (including any interest, income or profits therefrom) and may remove any Receiver so appointed and appoint another in his/her/its stead. Any such Receiver shall, to the extent permitted by applicable law, so far as concerns responsibility for his/her/its acts, be deemed the agent of the Canadian Grantor and not of the Collateral Agent, and the Collateral Agent shall not be in any way responsible for any misconduct, negligence or non-feasance on the part of any such Receiver or his/her/its servants, agents or employees. Subject to the provisions of the instrument appointing him/her/it, any such Receiver shall (i) have such powers as have been granted to the Collateral Agent under this Section 7, and (ii) shall be entitled to exercise such powers at any time that such powers would otherwise be exercisable by the Collateral Agent under this Section 7, which powers shall include the power to take possession of the Collateral, to preserve the Collateral or its value, to carry on or concur in carrying on all or any part of the business of Canadian Grantor and to sell, lease, license or otherwise dispose of or concur in selling, leasing, licensing or otherwise disposing of the Collateral. To facilitate the foregoing powers, any such Receiver may, to the exclusion of all others, including the Canadian Grantor, enter upon, use and occupy all premises owned or occupied by the Canadian Grantor wherein the Collateral may be situate, maintain the Collateral upon such premises, borrow money on a secured or unsecured basis and use the Collateral directly in carrying on the Canadian Grantor’s business or as security for loans or advances to enable the Receiver to carry on the Canadian Grantor’s business or otherwise, as such Receiver shall, in its reasonable discretion, determine. Except as may be otherwise directed by the Canadian Collateral Agent, all money received from time to time by such Receiver in carrying out his/her/its appointment shall be received in trust for and be paid over to the Canadian Collateral Agent, and any surplus shall be applied in accordance with applicable law. Every such Receiver may, in the discretion of the Canadian Collateral Agent, be vested with all or any of the rights and powers of the Canadian Collateral Agent.

7.3                               Application of Proceeds

Except as expressly provided elsewhere in this Agreement, all proceeds received by the Canadian Collateral Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Canadian Collateral Agent against, the Canadian Secured Obligations in the following order of priority: first, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to the Canadian Collateral Agent, any Receiver and any agents or counsel of the Canadian Collateral Agent, and all other expenses, liabilities and advances made or incurred by the Canadian Collateral Agent or any Receiver in connection therewith, and all amounts for which the Canadian Collateral Agent is entitled to indemnification hereunder (in its capacity as the Canadian Collateral Agent) and all advances made by the Canadian Collateral Agent hereunder for the account of the applicable Canadian Grantor, and to the payment of all costs and expenses paid or incurred by the Canadian Collateral Agent in connection with the exercise of any right or remedy hereunder or under any Loan Document, all in accordance with the terms hereof or thereof; second, to the extent of any excess of such proceeds, to the payment of all other Canadian Secured Obligations for the ratable benefit of each Canadian Secured Party in the order set forth in Section 2.20 of the Credit Agreement, and third, to the extent of any excess of such proceeds, to the payment to or upon the order of such Canadian Grantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

7.4                               Sales on Credit

If Canadian Collateral Agent sells any of the Collateral upon credit, Canadian Grantor will be credited only with payments actually made by purchaser and received by Canadian

Collateral Agent and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Canadian Collateral Agent may resell the Collateral and Canadian Grantor shall be credited with proceeds of the sale.

7.5                               Investment Related Property

(1)                                  Unless an Event of Default shall have occurred and be continuing and the Canadian Collateral Agent shall have given notice to the relevant Canadian Grantor of the Canadian Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 7.5(2), each Canadian Grantor shall be permitted to receive all payments made in respect of the Pledged Debt and all cash dividends or distributions paid in respect of the Pledged Equity Interests unless otherwise prohibited by the Credit Agreement, shall remain the legal and beneficial owner of the Investment Related Property pledged by such Canadian Grantor and shall retain all of the incidents of such ownership, including the right to exercise all voting and corporate rights with respect to such Investment Related Property.

(2)                                  If an Event of Default has occurred and is continuing and the Canadian Collateral Agent has given notice of its intent to exercise its rights pursuant to this Section to the relevant Canadian Grantor or Canadian Grantors, (i) unless otherwise provided in the Credit Agreement, the Canadian Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Related Property and make application thereof to the Canadian Secured Obligations in the order set forth in Section 7.3, and (ii) any or all of the Pledged Equity Interests shall, at the sole discretion of the Canadian Collateral Agent, be registered in the name of the Canadian Collateral Agent or its nominee, and the Canadian Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Equity Interests at any meeting of shareholders of the relevant issuer or issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Related Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Equity Interests upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any issuer, or upon the exercise by any Canadian Grantor or the Canadian Collateral Agent of any right, privilege or option pertaining to such Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Canadian Collateral Agent may determine), all without liability except to account for property actually received by it, but the Canadian Collateral Agent shall have no duty to any Canadian Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing unless the Canadian Collateral Agent has given notice of its intent to exercise as set forth above. For greater certainty, nothing in this Agreement shall be construed to subject the Canadian Collateral Agent or any Canadian Secured Party to liability as a member or owner of any Issuer nor shall the Canadian Collateral Agent or any Canadian Secured Party be deemed to have assumed any obligations under any operating agreement, subscription agreement, keep-well agreement, shareholder agreement, partnership or similar agreement relating to the Pledged Stock or otherwise.

(3)                                 Each Canadian Grantor hereby authorizes and instructs each issuer of any Pledged Equity Interest pledged by such Canadian Grantor hereunder to comply with any instruction received by it from the Canadian Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing, (y) states that the Canadian Collateral Agent has given notice of its intent to exercise its rights pursuant to Section 7.5(2) and (z) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Canadian Grantor, and each Canadian Grantor agrees that each issuer shall be fully protected in so complying.

(4)                                  Each Canadian Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Investment Related Property pursuant to this clause valid and binding and in compliance with all applicable laws. Each Canadian Grantor further agrees that a breach of any covenant contained in this clause will cause irreparable injury to the Canadian Collateral Agent and other Secured Parties, that the Canadian Collateral Agent and the other Canadian Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this clause shall be specifically enforceable against such Canadian Grantor, and such Canadian Grantor hereby waives and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

(5)                                  Upon the occurrence and during the continuation of an Event of Default, the Canadian Collateral Agent shall have the right to apply the balance from any Deposit Account or instruct the bank at which any Deposit Account is maintained to pay the balance of any Deposit Account to or for the benefit of the Canadian Collateral Agent.

(6)                                  Notwithstanding any other provision of this Agreement, none of the rights and remedies granted to the Canadian Collateral Agent herein in respect of any Pledged NSULC Stock (other than the grant of the security interest) shall be exercisable or otherwise vest in the Collateral Agent or any other Canadian Secured Party hereunder and the applicable Canadian Grantor shall remain the legal and beneficial owner of the Pledged NSULC Stock and shall retain all of the incidents of such ownership until (i) an Event of Default has occurred, and (ii) the Canadian Collateral Agent has given notice to the applicable Canadian Grantor of such Event of Default and its intention to exercise such rights and remedies in respect of such Pledged NSULC Stock. Nothing herein shall be construed to subject the Canadian Collateral Agent or any other Canadian Secured Party hereunder to liability as a member or owner of shares of a Nova Scotia unlimited liability company.

7.6                               Intellectual Property

(1)                                 Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default:

(a)                                  the Canadian Collateral Agent shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Canadian Grantor, the Canadian Collateral Agent or otherwise, in the Canadian Collateral Agent’s sole discretion, to enforce any Intellectual Property which is included in the Collateral, in which event, such Canadian Grantor shall, at the request of the Canadian Collateral Agent, do any and all lawful acts and execute any and all documents required by the Canadian Collateral Agent in aid of such enforcement and such Canadian Grantor shall promptly, upon demand, reimburse and indemnify the Canadian Collateral Agent as provided in Section 11 relating to indemnity and expenses in connection with the exercise of its rights under this Section, and, to the extent that the Canadian Collateral Agent shall elect not to bring suit to enforce any Intellectual Property as provided in this Section, each Canadian Grantor agrees to take all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement of any of the Intellectual Property by others, and for that purpose, agrees to diligently maintain any action, suit or proceeding against any Person so infringing as shall be necessary to prevent such infringement;

(b)                                 upon written demand from the Canadian Collateral Agent, each Canadian Grantor shall assign, convey or otherwise transfer to the Canadian Collateral Agent, or such Canadian Collateral Agent’s designee, all of such Canadian Grantor’s right, title and interest in and to the Intellectual Property included in the Collateral, and shall execute and deliver to the Canadian Collateral Agent such documents as are necessary to effectuate and record such assignment, conveyance, or transfer of, or other evidence of foreclosure upon, such Intellectual Property;

(c)                                  in the event of any assignment, conveyance or other transfer of any of the Trademarks included in the Collateral, the goodwill symbolized by any such Trademarks shall be included in such sale or transfer, and such Canadian Grantor shall supply to the Canadian Collateral Agent or its designee such Canadian Grantor’s manufacturing, advertising, and distribution know-how, and copies of records embodying such know-how, relating to products and services theretofore sold under such Trademarks;

(d)                                 each Canadian Grantor agrees that an assignment, conveyance, or transfer of any Intellectual Property included in the Collateral shall be applied to reduce the Canadian Secured Obligations outstanding only to the extent that the Canadian Collateral Agent receives cash proceeds in respect of such assignment, conveyance, or other transfer of the Intellectual Property;

(e)                                  within five (5) Business Days after written notice from the Canadian Collateral Agent, each Canadian Grantor shall make available to the Canadian Collateral Agent, to the extent within such Canadian Grantor’s power and authority, such personnel in such Canadian Grantor’s employ on the date of such Event of Default as the Canadian Collateral Agent may reasonably designate, by name, title or by job responsibility, to permit such Canadian Grantor to continue, directly or indirectly, to produce, advertise, and sell the products and services sold or delivered by such Canadian Grantor under Intellectual Property included in the Collateral on the Canadian Collateral Agent’s behalf and to be compensated by the Canadian Collateral Agent at such Canadian Grantor’s expense) consistent with the salary and benefit structure applicable to each, as of the date of such Event of Default;

(f)                                    the Canadian Collateral Agent shall have the right to notify, or require each Canadian Grantor to notify, any obligors with respect to payments due or to become due to such Canadian Grantor in respect of the Intellectual Property, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to the Canadian Collateral Agent, and, upon such notification and at the expense of such Canadian Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount of such payment, to the same extent as such Canadian Grantor could have done;

(g)                                 all amounts and proceeds (including cheques and other instruments) received by any Canadian Grantor in respect of amounts due to such Canadian Grantor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of the Canadian Collateral Agent hereunder, shall be segregated from other funds of such Canadian Grantor and shall be forthwith paid over or delivered to the Canadian Collateral Agent in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 7.7 relating to cash proceeds; and

(h)                                 no Canadian Grantor shall adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

(2)                                  If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment or other transfer to the Canadian Collateral Agent of any rights, title and interests in and to the Intellectual Property shall have been previously made and shall have become absolute and effective, and (iv) the Canadian Secured Obligations shall not have become immediately due and payable, upon the written request of any Canadian Grantor, the Canadian Collateral Agent shall promptly execute and deliver to such Canadian Grantor, at such Canadian Grantor’s sole cost and expense, such assignments or other transfer as may be necessary to reassign to such Canadian Grantor any such rights, title and interests as may have been assigned to the Canadian Collateral Agent as aforesaid, subject to any disposition thereof (including a lease or license) that may have been made by the Canadian Collateral Agent; provided, after giving effect to such reassignment, the Canadian Collateral Agent’s security interest granted pursuant hereto, as well as all other rights and remedies of the Canadian Collateral Agent granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of any Liens granted by or on behalf of the Canadian Collateral Agent and the Canadian Collateral Agents.

(3)                                  Solely for the purpose of enabling the Canadian Collateral Agent to exercise rights and remedies under this Section 7, at such time as the Canadian Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Canadian Grantor hereby grants to the Canadian Collateral Agent, to the extent it has the right to do so at law and under its contractual obligations, an irrevocable, non-exclusive worldwide license (exercisable without payment of royalty or other compensation to such Canadian Grantor), to use, operate under, license, or sublicense any Intellectual Property now or hereafter owned by or licensed to such Canadian Grantor, subject, in the case of Trademarks, to the maintenance of quality standards with respect to the products and services sold under such Trademarks at a level at least substantially comparable to that prevailing at the time of Event of Default. The foregoing license grant to the Canadian Collateral Agent is in addition to, and not in limitation of, Canadian Collateral Agent’s rights under Section 7.1 or the Power of Attorney granted under Section 6.

7.7                               Cash Proceeds

All Cash Proceeds shall be held by each Canadian Grantor in trust for the Canadian Collateral Agent, segregated from other funds of such Canadian Grantor, and shall, forthwith upon receipt by such Canadian Grantor, be turned over to the Canadian Collateral Agent in the exact form received by such Canadian Grantor (duly indorsed by such Canadian Grantor to the Canadian Collateral Agent, if required) and held by the Canadian Collateral Agent in the Canadian Collateral Account. Any Cash Proceeds received by the Canadian Collateral Agent (whether from a Canadian Grantor or otherwise) (i) if no Event of Default shall have occurred and be continuing, shall be held by the Canadian Collateral Agent for the benefit of the Canadian Secured Parties, as collateral security for the Canadian Secured Obligations (whether matured or unmatured) and (ii) if an Event of Default shall have occurred and be continuing, may, in the sole discretion of the Canadian Collateral Agent, (A) be held by the Canadian Collateral Agent for the ratable benefit of each Canadian Secured Party, as collateral security for the Canadian Secured Obligations (whether matured or unmatured) and/or (B) then or at any time thereafter may be applied by the Canadian Collateral Agent against the Canadian Secured Obligations then due and owing in accordance with Section 2.20 of the Credit Agreement.

SECTION 8 – CANADIAN COLLATERAL AGENT

(1)                                  The Canadian Collateral Agent has been appointed to act as Canadian Collateral Agent hereunder by each Canadian Secured Party either pursuant to the Loan Documents or by their acceptance of the benefits hereof. The Canadian Collateral Agent shall only be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement.  Without the written consent of the Canadian Secured Parties that would be affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would release all or substantially all of the Collateral except as expressly provided herein. In furtherance of the foregoing provisions of this Section, each Canadian Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Canadian Secured Party that all rights and remedies hereunder may be exercised solely by the Canadian Collateral Agent for the benefit of each Canadian Secured Party in accordance with the terms of this Section.

(2)                                  Subject to the appointment and acceptance of a successor Canadian Collateral Agent as provided in this Section 8(2), the Canadian Collateral Agent may resign at any time by notifying the Lenders, the Administrative Agents, the Issuing Banks and the Administrative Borrower. Upon any such resignation, the applicable Required Lenders shall have the right, in consultation with the Administrative Borrower, to appoint a successor. If no successor shall have been so appointed by such Required Lenders and shall have accepted such appointment within 30 days after the retiring Canadian Collateral Agent gives notice of its resignation, then the retiring Canadian Collateral Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Canadian Collateral Agent which shall be a commercial bank or an Affiliate of any such commercial bank.

(3)                                  Upon the acceptance of any appointment as Canadian Collateral Agent under the terms of this Section by a successor Canadian Collateral Agent, that successor Canadian Collateral Agent shall thereby also be deemed the successor Canadian Collateral Agent and such successor Canadian Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Canadian Collateral Agent under this Agreement, and the retiring Canadian Collateral Agent under this Agreement shall promptly (i) transfer to such successor Canadian Collateral Agent all sums, Securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Canadian Collateral Agent under this Agreement, and (ii) execute and deliver to such successor Canadian Collateral Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Canadian Collateral Agent of the security interests created hereunder, whereupon such retiring or removed Canadian Collateral Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Canadian Collateral Agent’s resignation or removal hereunder as the Canadian Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Canadian Collateral Agent hereunder.

SECTION 9 – CONTINUING SECURITY INTEREST; TRANSFER OF SECURED OBLIGATIONS

This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full of all Canadian Secured Obligations, the cancellation or termination of the commitments and any other contingent obligation included in the Canadian Secured Obligations, be binding upon each Canadian Grantor, its successors and assigns, and inure, together with the rights and remedies of the Canadian Collateral Agent hereunder, to the benefit of the Canadian Collateral Agent and its successors, transferees and assigns. Without limiting the generality of the foregoing, but subject to the terms of the Loan Documents, each Canadian Secured Party may assign or otherwise transfer any Canadian Secured Obligations held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to each Canadian Secured Party herein or otherwise. Upon the payment in full of all Canadian Secured Obligations, the cancellation or termination of the commitments and any other contingent obligation included in the Canadian Secured Obligations, the security interest granted hereby shall terminate hereunder and of record and all rights to the Collateral shall revert and be deemed reassigned to Canadian Grantors. Upon any such termination, the Canadian Collateral Agent shall, at the Canadian Grantors’ request and expense, execute and deliver to Canadian Grantors such documents as Canadian Grantors shall reasonably request to evidence such termination reversions and/or reassignment, without recourse, representation, or warranty of any kind.

SECTION 10 – STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM

The powers conferred on the Canadian Collateral Agent hereunder are solely to protect its interest in the Collateral and the interests of the Secured Parties and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Canadian Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Canadian Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Canadian Collateral Agent accords its own property. Neither the Canadian Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Canadian Grantor or otherwise. If any Canadian Grantor fails to perform any agreement contained herein, the Canadian Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Canadian Collateral Agent incurred in connection therewith shall be payable by each Canadian Grantor under Section 12.3 relating to the payment of expenses.

SECTION 11 – INDEMNITY AND EXPENSES

(1)                                  Each Canadian Grantor agrees:

(a)                                  to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless each Indemnitee, from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including without limitation enforcement of this Agreement), except to the extent such claims, losses or liabilities result from such Indemnitee’s gross negligence or willful misconduct; and

(b)                                 to pay to the Canadian Collateral Agent promptly following written demand the amount of any and all reasonable costs and reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents in accordance with the terms and conditions of the Credit Agreement.

(2)                                  The obligations of each Canadian Grantor in this Section 11 shall survive the termination of this Agreement and the discharge of such Canadian Grantor’s other obligations under this Agreement, the Credit Agreement, the Swap Agreements, Banking Services and any other Loan Documents.

SECTION 12 – MISCELLANEOUS

12.1                       Reinstatement

Each Canadian Grantor agrees that, if any payment made by any Loan Party or other Person and applied to the Canadian Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any Secured Party to such Loan Party, its estate, trustee, receiver or any other party, including any Canadian Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, any Lien or other Collateral securing such Canadian Grantor’s liability hereunder shall have been released or terminated by virtue of such cancellation or surrender, such Lien or other Collateral shall be reinstated in full force and effect and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Canadian Grantor in respect of any Lien or other Collateral securing such obligation or the amount of such payment.

12.2                       Notices

All notices and other communications provided for herein shall be shall be made at the addresses, in the manner and with the effect provided in Section 9.01 of the Credit Agreement, provided, however, that for this purpose, the address of each Canadian Grantor shall be the one specified opposite its signature below.

12.3                       Expenses

Each Canadian Grantor will upon demand pay to the Canadian Collateral Agent the amount of any and all reasonable expenses to the same extent and on the same terms as set forth in Section 9.04(a) of the Credit Agreement.

12.4                       Amendments and Waivers

(1)                                  Canadian Collateral Agent’s Consent.  Subject to Section 12.4(2), no amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure by any Canadian Grantor therefrom, shall in any event be effective without the written concurrence of the Canadian Collateral Agent.

(2)                                  No Waiver; Remedies Cumulative.  No failure or delay on the part of the Canadian Collateral Agent in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights, powers and remedies existing under this Agreement and the other Loan Documents are cumulative, and not exclusive of, any rights or remedies otherwise available.  Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

12.5                       Successors and Assigns

This Agreement shall be binding upon the parties hereto and their respective successors and assigns including all persons who become bound as debtor to this Agreement. No Canadian Grantor shall, without the prior written consent of the Canadian Collateral Agent, assign any right, duty or obligation hereunder.

12.6                       Independence of Covenants

All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

12.7                        Survival of Representations, Warranties and Agreements

All representations, warranties and agreements made herein shall survive the execution and delivery hereof. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Canadian Grantor set forth in Section 11 and Section 12.3 shall survive the payment of the Canadian Secured Obligations and the termination hereof.

12.8                       Severability

In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

12.9                       GOVERNING LAW

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE IN THE PROVINCE OF ONTARIO.

12.10                CONSENT TO JURISDICTION

(1)                                  EACH CANADIAN GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY COURT OF THE PROVINCE OF ONTARIO OR ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH CANADIAN GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH PROVINCE OF ONTARIO OR NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH CANADIAN GRANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE CANADIAN COLLATERAL AGENT OR ANY CANADIAN SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY CANADIAN GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(2)                                  Each Canadian Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 12.10(1).  Each Canadian Grantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(3)                                 Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 12.2. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

12.11                WAIVER OF JURY TRIAL

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

12.12                Counterparts

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

12.13                Effectiveness

This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Canadian Grantors and the Canadian Collateral Agent of written or telephonic notification of such execution and authorization of delivery thereof.

12.14                Entire Agreement

This Agreement and the other Loan Documents embody the entire agreement and understanding between Canadian Grantors and the Canadian Collateral Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

12.15                Receipt of Copy of Agreement

Each Canadian Grantor acknowledges receipt of a copy of this Agreement.

12.16                Choice of Language

It is the express wish of the parties that this document and any related documents be drawn up and executed in English. Les parties aux présentes ont expressément demandé que ce document et tous les documents s’y rattachant soient rédigés et signés en anglais.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each Canadian Grantor and the Canadian Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

PROGRESS RAIL CANADA
CORPORATION

By:	/s/ William H. Wangerin, Jr.
Name:	William H. Wangerin, Jr.
Title: Senior Vice President

PROGRESS RAIL TRANSCANADA CORPORATION

By:	/s/ William H. Wangerin, Jr.
Name:	William H. Wangerin, Jr.
Title: Senior Vice President

GE CANADA FINANCE HOLDING COMPANY,
as Canadian Collateral Agent

By:	/s/ Stephen B. Smith
Name:	Stephen B. Smith
Title: President